EXHIBIT 10.5

                                    EXHIBIT A

                           LONG TERM INCENTIVE PLAN OF
                     SUCCESS DEVELOPMENT INTERNATIONAL, INC.

                                   I. GENERAL

      1.1    PURPOSE OF THE PLAN

      The purpose of the Long-Term Incentive Plan (the "Plan") of Success Development International, Inc. (the "Company") is to provide an incentive, in the form of a proprietary shareholder interest in the Company, to employees of the Company and/or its subsidiaries, to increase their interest in the Company's welfare, and to assist the Company and its subsidiaries in attracting and retaining employees.

      1.2    ADMINISTRATION OF THE PLAN

      The Plan shall be administered by the Board of Directors of the Company or a committee empowered by the Board of Directors to perform such responsibilities (collectively, the "Board"). The Board shall have full and final authority in its discretion, subject to the provisions of the Plan: (a) to determine individuals to whom and the time or times at which options or restricted stock shall be granted and exercised and the number of shares and exercise price, if any, of the common stock, $.OO1 par value, of the Company ("Common Stock"), covered by each option or grant of restricted stock; (b) to determine the terms of the option or restricted stock agreements, which need not be identical, including, without limitation, terms covering vesting, exercise dates, if any, and exercise prices, if any; (c) to decide all questions of fact arising in the application of the Plan; and (d) to administer and interpret the Plan in all respects. All determinations made by the Board shall be final and conclusive.

      The Board shall meet once each fiscal year, and at such additional times as it may determine or as is requested by the chief executive officer of the company, to designate the eligible employees, if any, to be granted awards under the Plan and the type and amount of such awards and the time when awards will be granted. All awards granted under the Plan shall be on the terms and subject to the conditions hereinafter provided.

      1.3    ELIGIBLE PARTICIPANTS

      Employees of the Company and the Company's subsidiaries shall be eligible to participate in the Plan. Directors and independent contractors of the Company and the Company's subsidiaries shall be eligible to participate in Section IV of the Plan with respect to awards of restricted stock (any person receiving an award under this Plan hereinafter referred to as a "Participant"). The terms "subsidiary" or "subsidiaries" shall mean any corporation now existing or hereafter organized or acquired (other than the Company) in an unbroken chain of corporations beginning with the Company, if, at the time of option grant, each of the
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corporations (including the Company) other than the last corporation in the unbroken chain owns stock possessing 80% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      1.4    GRANTS UNDER THE PLAN

      Grants under the Plan may be in the form of incentive stock options (as described in Article II) ("Incentive Stock Options"), executive stock options (as described in Section III) ("Executive Stock Options") and/or restricted stock (as described in Section IV) ("Restricted Stock"), or any combination thereof.

      1.5    OTHER COMPENSATION PROGRAMS

      The adoption of the Plan contemplates the continuation of any existing incentive compensation plan(s) of the Company and in no way limits or is limited by the operation, administration or amendment of any such plan(s). The existence and terms of the Plan shall not limit the authority of the Board in compensating employees, directors and/or independent contractors of the Company in such other forms and amounts as it may determine from time to time.

      1.6    LIMITATIONS ON GRANTS

      The aggregate number of shares of Common Stock, including shares reserved for issuance pursuant to the exercise of options, which may be granted or issued under the terms of the Plan, may not exceed 3,200,000 shares, and such shares hereby are reserved for such purpose. Whenever any outstanding grant or portion thereof expires, is canceled or forfeited or is otherwise terminated for any reason without having been exercised or vested or without payment having been made in respect of the entire grant, the Common Stock allocable to the expired, forfeited, canceled or otherwise terminated portion of the grant may again be the subject of further grants hereunder.

       During the period that any grants remain outstanding under the Plan, the Board may make good faith adjustments with respect to the number of shares of Common Stock attributable to such grants for purposes of calculating the m shares of Common Stock available for the granting of future grants under the Plan.

          1.7  DEFINITIONS

          The following definitions shall apply to the Plan:

          (a) "Disability" shall have the meaning provided in the Company's applicable disability plan or, in the absence of such a definition, when a Participant becomes totally disabled (as determined by a physician mutually acceptable to the Participant and the Company) before attaining his or her 65th birthday and if such total disability continues for more than three months. Disability does not include any condition which is intentionally self-inflicted or caused by illegal acts of the Participant.
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          (b) "Fair Market Value" shall mean the value established by the Board in good faith on such basis as it deems reasonable and appropriate and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").


          (c) "Retirement" shall have the meaning provided in the Company's applicable retirement plan or, in the absence of such a definition, the first day of the month following the month in which the Participant attains his or her 65th birthday.

          (d) "Termination" shall mean, unless otherwise limited herein, when a Participant ceases being an employee, director or independent contractor, as applicable, of the Company or any subsidiary for any reason, including, without limitation, Retirement, discharge, layoff or any other voluntary or involuntary termination of a Participant's employment or tenure as a director or independent contractor. Transfer of employment within the Company or among the Company and any subsidiaries shall not be deemed a Termination.


                           II. INCENTIVE STOCK OPTIONS


      2.1    TERMS AND CONDITIONS

      Subject to the following provisions of this Article II, all Incentive Stock Options shall be in such form and upon such terms and conditions as the Board, in its discretion, may from time to time determine.

      2.2    QUALIFIED STOCK OPTIONS

      Incentive Stock Options shall, at the time of grant, be in such form and upon such terms and conditions as may be required in order that such options will constitute incentive stock options within the meaning of Section 422 of the Code. To the extent that the Fair Market Value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (pursuant to the Plan and all other plans of the Company) exceeds $100,000, such options shall be treated as Executive Stock Options.

      2.3    OPTION PRICE

     The option price per share shall be at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted.

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       2.4   TERM OF OPTION

      Any Incentive Stock Option granted under the Plan may be exercised no later than ten (10) years from the date of grant or such shorter period of time as designated by the time of grant. Subject to Sections 2.7,2.8 and 5.13 hereof and the stock option governing the grant of the Incentive Stock Options, which may contemplate vesting rights, options may be exercised in whole or in one or more parts throughout such rights to exercise an Incentive Stock Option shall expire at the end of the designated term.

       2.5   PAYMENT

      Payment for shares for which an option is exercised shall be made in Corporation in such manner and at such time or times as shall be provided by the time of grant in either (i) cash or its equivalent or (ii) by tendering shares of previously acquired Common Stock having a Fair Market Value equal to the exercise price or (iii) by a combination of (i) and (ii). The proceeds from such payment shall be added to the general Corporation and shall be used for general corporate purposes.

       2.6   EXERCISE OF OPTION

      Subject to Section 5.13, Incentive Stock Options shall be exercisable in whole or in part after completion of such periods of service as the Board shall specify when granting provided, however, that in the absence of any Board specification to the contrary in a Participant's stock option agreement, and subject to Sections 2.7 and 2.8, fifty percent (50%) of the shares subject to the Incentive Stock Option shall have been earned and the Incentive Stock Option shall become exercisable with respect to such shares on the third annual anniversary of the date of grant of the Incentive Stock Option and twenty-five percent (25%) of the shares subject to the Incentive Stock Option shall have been earned and the Incentive Stock Option shall become exercisable with respect to such shares on each of the fourth and fifth annual anniversaries of the date of grant of the Incentive Stock Option. In no ever and notwithstanding Sections
2.7 and 2.8, shall an Incentive Stock Option be exercised after the expiration of ten (10) years from the date of grant.

       2.7   TERMINATION OF EMPLOYMENT

       A Participant's Incentive Stock Options shall expire three months after the Termination of the Participant's employment for any reason other than death, Disability or Retirement and shall be limited to the shares of Common Stock which could have been purchased by the Participant at the date of termination of employment.


       2.8   TERMINATION OF EMPLOYMENT BY REASON OF DEATH, DISABILITY OR
RETIREMENT

       Upon the Termination of a Participant's employment by reason of death, Retirement, Incentive Stock Options held at the termination date by such Participant shall be

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exercisable, irrespective of whether the options were fully exercisable in accordance with Section 2.6 on that date. The Participant's Incentive Stock Options shall expire unless exercised within one year from the date of such Termination.

      In the case of Termination of a Participant's employment by reason of early retirement within the meaning of the Company's applicable retirement plan, Incentive Stock Options which may be exercised shall be limited to the shares which could have been purchased by the Participant at the date of such early retirement, except that the Board, in its discretion, may waive the vesting requirements of Section 2.6. The Participant's Incentive Stock Options shall expire unless exercised within one year from the date of such Termination.

      The Board may, at any time on or before the termination of the exercise period of the Participant's Incentive Stock Options, extend the exercise period if the Participant's employment is terminated for a reason specified in Section
2.8. If so extended, the term of the exercise period shall expire on the date specified by the Board, which date shall be no later than the date which is sixty (60) months following the date of the Participant's Termination of employment. If such extension could adversely affect the Participant's federal income tax treatment of the Incentive Stock Option at the time of extension or exercise, the extension shall only be made with the consent of the Participant. In no event may the term of an Incentive Stock Option, including extensions, exceed the term set forth in Section 2.4.

       2.9   SPECIAL RULE FOR 10 PERCENT SHAREHOLDERS

      If, at the time an Incentive Stock Option is granted, a Participant owns Common Stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, then the terms of the Incentive Stock Option shall specify that the option price shall at the time of grant be at least one hundred-ten percent (110%) of the Fair Market Value of the stock subject to the option and such option shall not be exercisable after the expiration of five (5) years from the date such option is granted.

       2.10  NOTICE OF EXERCISE

      When exercisable pursuant to the terms of the governing incentive stock option agreement, Incentive Stock Options granted under the Plan shall be exercised by the Participant (or by other authorized persons in accordance with Section 5.9) as to all or part of the shares subject to the option by delivering written notice of exercise to the Company at its principal business office or such other office as the Company may from time to time direct, (a) specifying the number of shares to be purchased, (b)indicating the method of payment of the exercise price or including a check payable to the Company in an amount equal to the full exercise price of the number of shares being purchased, and (c) containing such further provisions consistent with the provisions of the Plan, as the Company may from time to time prescribe.

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      2.11  NOTICE OF DISPOSITION

      If a Participant makes a disposition, within the meaning of Section 424(C) of the Code and the regulations promulgated thereunder, of a share or shares of Common Stock issued to such Participant pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such share or shares to the Participant pursuant to such exercise, the Participant shall, within ten (10) days of such disposition, notify the Company thereof in writing at the Company's principal executive office.

      2.12  LIMITATION OF EXERCISE PERIODS

      The Board may limit the time periods within which an Incentive Stock Option may be exercised if a limitation on exercise is deemed necessary in order to effect compliance with applicable law.

                          III. EXECUTIVE STOCK OPTIONS

      3.1   TYPES OF OPTIONS

      Executive Stock Options granted under the Plan shall, at the time of grant, provide that they will not be treated as an incentive stock option within the meaning of Section 422 of the Code.

      3.2   TERMS AND CONDITIONS OF OPTIONS

      Subject to the following provisions, all Executive Stock Options granted under the Plan shall be in such form and upon such terms and conditions as the Board, in its discretion, may from time to time determine, provided such terms and conditions are clearly designated at the time of grant.

      3.3   EXERCISE PRICE

      The exercise price per share shall be at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date such Executive Stock Option is granted.

      3.4   TERM OF OPTIONS

      Any Executive Stock Option granted under the Plan may be exercised no later than ten (10) years from the date of grant or such shorter period of time as designated by the Board at the time of grant. Subject to Sections 3.7, 3.8 and 5.13 hereof and the stock option agreement governing the grant of the Executive Stock Options, which may contemplate vesting of exercise

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rights, options may be exercised in whole or in one or more parts throughout such term. All rights to exercise an Executive Stock Option shall expire at the end of the designated term.

      3.5   PAYMENT

      Payment for shares for which an Executive Stock Option is exercised shall be made in full to the Corporation in such manner and at such time or times as shall be provided by the Board at the time of grant in either (i) cash or its equivalent or (ii) by tendering shares of previously acquired Common Stock having a Fair Market Value equal to the exercise price or (iii) by a combination of (i) and (ii). The proceeds from such payment shall be added to the general funds of the Corporation and shall be used for general corporate purposes.

      3.6   EXERCISE OF OPTIONS

      Subject to Section 5.13, Executive Stock Options shall be exercisable in whole or in part after completion of such periods of service or achievement of such conditions as the Board shall specify when granting the options; provided however, that in the absence of a Board specification to the contrary in a Participant's stock option agreement and subject to Sections 3.7 and 3.8, fifty percent (50%) of the shares subject to the Executive Stock Option shall have been earned and the Executive Stock Option shall become exercisable with respect to such shares on the third annual anniversary of the date of grant of the Executive Stock Option and twenty-five percent (25%) of the shares subject to the Executive Stock Option shall have been earned and the Executive Stock Option shall become exercisable with respect to such shares on each of the fourth and fifth annual anniversaries of the date of grant of the Executive Stock Option. In no event, however, and notwithstanding Sections 3.7 and 3.8, shall an Executive Stock Option be exercised after the expiration of ten (10) years from the date of grant.

      3.7   TERMINATION OF EMPLOYMENT

      A Participant's Executive Stock Options shall expire three months after the Termination's employment for any reason other than death, Disability or Retirement and shall be limited to the shares of Common Stock which could have been purchased by the Participant at the date of Termination of employment.

      3.8   TERMINATION OF EMPLOYMENT BY REASON OF DEATH, DISABILITY OR
            RETIREMENT

      Upon the Termination of a Participant's employment by reason of death, Disability or Retirement, Executive Stock Options held at the termination date by such Participant shall be exercisable, irrespective of whether the options were fully exercisable in accordance with Section 3.6 on that date. The Participant's Executive Stock Options shall expire unless exercised within one year from the date of such Termination.

      In the case of Termination of a Participant's employment by reason of early retirement within the meaning of the Company's applicable retirement plan, Executive Stock Options which

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may be exercised shall be limited to the shares which could have been purchased by the Participant at the date of such early retirement, except that the Board, in its discretion, may waive the vesting requirements of Section 3.6. The Participant's Executive Stock Options shall expire unless exercised within one year from the date of such Termination.

      The Board may, at any time on or before the termination of the exercise period of the Participant's Executive Stock Options, extend the exercise period if the Participant's employment is terminated for a reason specified in this
Section 3.8. If so extended, the term of the exercise period shall expire on the date specified by the Board, which date shall be no later than the date which is sixty (60) months following the date of the Participant's Termination of employment. If such extension could adversely affect the Participant's federal income tax treatment of the Executive Stock Option at the time of extension or exercise, the extension shall only be made with the consent of the Participant. In no event may the term of an Executive Stock Option, including extensions, exceed the term set forth in Section 3.4.

       3.9   NOTICE OF EXERCISE

       When exercisable pursuant to the terms of the governing stock option agreement, Executive Stock Options granted under the Plan shall be exercised by the Participant (or by other authorized persons in accordance with Section 5.9) as to all or part of the shares subject to the option by delivering written notice of exercise to the Company at its principal business office or such other office as the Company may from time to time direct, (a) specifying the number of shares to be purchased, (b) indicating the method of payment of the exercise price or including a check payable to the Company in an amount equal to the full exercise price of the number of shares being purchased, (c) including a Tax Election, if applicable, in accordance with Section 5.8, and (d) containing such further provisions consistent with the provisions of the Plan, as the Company may from time to time prescribe.

       3.10  LIMITATION OF EXERCISE PERIODS

       The Board may limit the time periods within which an Executive Stock Option may be exercised if a limitation on exercise is deemed necessary in order to effect compliance with applicable law.

                              IV. RESTRICTED STOCK

       4.1   TERMS AND CONDITIONS OF AWARDS

       The Board may grant shares of stock subject to the restrictions described in Section 4.2 under a restricted stock agreement, without payment by the Participant for such Restricted Stock. Such agreement shall specify the number of shares granted and the conditions and terms of the grant. Restricted Stock, with restrictions noted on the face of the certificates, shall be issued in the name of the Participant granted the Restricted Stock and deposited with a trust administered by the Board or, if an election is made with respect to such Restricted Stock under

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Sections 83(b) of the Code, held by the Company (and in each case subject to the claims of the Company's creditors) during the restriction period.

      4.2   RESTRICTIONS

      Until the restrictions have lapsed in accordance with Section 4.3, and unless otherwise permitted under the Restricted Stock Agreement, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. The Board may impose such other restrictions on any shares of restrict stock as required by law including, without limitation, restrictions under applicable federal or state securities laws, and may place legends on the certificates representing such Restricted Stock to provide appropriate notice of such restrictions.

      4.3   PERIOD OF RESTRICTION

      Subject to Section 5.13, the restrictions set forth in Section 4.2 shall lapse and such shares shall be freely transferable upon completion of such periods of service or achievement of such conditions (the "Management objectives") as the Board shall specify in an individual Restricted Stock Agreement between the Company and the Participant when granting the shares of Restricted Stock.

      4.4   TERMINATION OF EMPLOYMENT

      If a Participant's employment is terminated or if the Participant's tenure as a director or independent contractor is terminated prior to the lapsing of the restrictions in accordance with Section 4.3 as a result of death, Retirement or Disability, restrictions on the shares of Restricted Stock granted to the Participant shall immediately lapse on the date of such death, Disability or Retirement. If any Participant's employment or tenure as a director or independent contractor is terminated prior to the lapsing of restrictions in accordance with Section 4.3 for any reason other than death, Disability or Retirement, the shares of Restricted Stock granted such Participant shall be forfeited and shall revert to the Company.

      4.5   RIGHTS AS SHAREHOLDER

      Participants holding shares of Restricted Stock shall have no voting rights or (unless otherwise provided in the Restricted Stock Agreement) dividend rights with respect to such shares until such shares of Restricted Stock shall be deemed to have been earned in accordance with Section 4.3.

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                              V. GENERAL PROVISIONS


      5.1   GENERAL RESTRICTIONS

      Each grant under the Plan shall be subject to the requirement that if the Board shall determine, at any time, that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, (b) the consent or approval of any government regulatory body, or (c) an agreement by the Participant with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting or the issuance or purchase of shares of Common Stock thereunder, such grant may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board.

      5.2   ADJUSTMENTS FOR CERTAIN CORPORATE EVENTS

      In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, rights offer, liquidation, dissolution, merger, consolidation, spin-off or sale of assets, or any other change in or affecting the corporate structure or capitalization of the Company, the Board shall make such adjustments as the Board in its discretion may deem appropriate in the number and kind of shares authorized by the Plan, in the number, exercise price or kind of shares covered by the grants and in any outstanding grants under the Plan in order to prevent substantial dilution or enlargement thereof.

      5.3   AMENDMENTS

      The Board may discontinue the Plan at any time and may amend it from time to time, but no amendment, without approval by a majority of the shares voting, may (a) increase the total number of shares which may be issued under the Plan, except as provided in Section 5.2 hereof, (b) materially modify the eligibility requirements for Participants, (c) materially increase the benefits accruing to Participants, or (n to no longer comply with any applicable federal or state statutory or regulatory requirements.

      5.4   GRANTS EVIDENCED BY AGREEMENTS

      Each grant under the Plan shall be evidenced by an individual Incentive Stock Option agreement, Executive Stock Option Agreement or Restricted Stock Agreement, as applicable, which shall be executed by the Company and each Participant. The agreement shall contain such terms and provisions, not inconsistent with the terms of the Plan, as shall be determined by the Board, including, as applicable: (a) the number of shares a Participant may acquire pursuant to the option granted and the exercise price per share or the number of shares of Restricted Stock granted, as applicable; (b) any conditions affecting the exercise of the option; (c) the procedure for exercising the option granted;
(d) a clear designation of whether the exercise of the option granted thereby is subject to vesting; (e) a clear designation of the period of restriction and

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conditions for vesting of Restricted Stock; (f) representations and warranties of the Participant regarding the acquisition of shares for investment purposes; and (g) such provisions as the Board, upon advice of counsel to the Company, shall deem necessary or appropriate to comply with the requirements of applicable laws. In the event there shall be any discrepancy or inconsistency between the terms of the Plan and any term or provision contained in such an agreement, the terms of the Plan, as interpreted by the Board, shall govern.

      5.5   MODIFICATION, SUBSTITUTION OR CANCELLATION OF GRANTS

      Subject to the terms of the Plan, the Board may modify outstanding grants under the Plan or accept the surrender of outstanding grants and make new grants in substitution for them. Notwithstanding the foregoing, no modification of any grant shall adversely alter or impair any rights or obligations of the Participant without the Participant's consent.

      5.6   SHARES SUBJECT TO THE PLAN

      Shares distributed pursuant to the Plan shall be made available from authorized but unissued shares or from shares purchased or otherwise acquired, in open market, in private transactions or otherwise, by the Company for use in the Plan, as shall be determined from time to time by the Board.

      5.7   RIGHTS OF A SHAREHOLDER

      Participants under the Plan, unless otherwise provided by the Plan or the Restricted Stock Agreement, shall have no rights as shareholders by reason thereof unless and until certificates for shares of Common Stock are issued to them.

      5.8   WITHHOLDING

      The Company shall have the right to deduct from any distribution of Common Stock to any Participant an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to any grant under the Plan. If a Participant is to experience a taxable event in connection with the receipt of cash or shares of Common Stock pursuant to an option exercise (a "Taxable Event"), the Participant shall pay the Withholding Taxes to the Company prior to the issuance of such shares of Common Stock. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Participant may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Board, to have withheld a portion of the shares of Common Stock then issuable to the Participant having an aggregate Fair Market Value on the day immediately preceding the date of such issuance equal to the Withholding Taxes.

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      5.9   NONASSIGNABILITY

      Except as expressly provided in the Plan, no grant shall be transferable except by will, the laws of descent and distribution or a qualified domestic relations order ("QDRO" as d fined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. During the lifetime of the Participant, except as expressly provided in the Plan, grants under the Plan shall be exercisable only by such Participant, by the guardian or legal representative of such Participant or pursuant to a QDRO.

      5.10  NONUNIFORM DETERMINATIONS

      Determinations by the Board under the Plan (including, without limitation, determinations of the persons to receive grants, the form, amount and timing of such grants, and the terms and provisions of such grants and the agreements evidencing the same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, grants under the Plan, whether or not such persons are similarly situated.

      5.11  NO GUARANTEE OF EMPLOYMENT

      Neither grants under the Plan nor any action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company shall retain the Participant for any period of time or at any particular rate of compensation.

      5.12  EFFECTIVE DATE; DURATION

      The Plan shall become effective as of May 15, 1995, subject to approval by shareholders. No grant may be given under the Plan after May 15, 2005, but grants theretofore granted may extend beyond such date.

      5.13  CHANGE IN CONTROL

      Notwithstanding anything herein to the contrary, if a Change in Control of the Company occurs, then all Incentive Stock Options and Executive Stock Options shall become fully exercisable and all restrictions on grants of Restricted Stock shall lapse as of the date such Change in Control occurred. For the purposes of the Plan, a Change in Control of the Company shall be deemed to have occurred upon the earliest of the following events:

            (a) upon the first offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

            (b) upon the approval by the Company's shareholders of (i) a merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in

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any capital reorganization or reclassification or other change in the Company's then-outstanding shares of Common Stock) or (ii) a sale or disposition of all or substantially all of the Company's assets.

            (c) if the Board or any designated committee determines in its sole discretion that any person, other than a person who exercised a controlling influence as of the effective date of the Plan, directly or indirectly exercises a controlling influence over the management or policies of the Company.

      5.14 GOVERNING LAW. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Florida.

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                                    EXHIBIT B


                                RESTRICTED SHARES

Dan Pena                       900,000

Shawn Casey                    750,000

Emerson Brantley               215,000

Ross Wager                      90,000

Vicki Sessions                 125,000

Ray Rach                       250,000

Angela Gilman                   25,000

Jennifer Adams                  25,000

Crystal LeGrand                 25,000

Lee Vaughn                      25,000

David Montgomery                25,000

David Hawk                      25,000

Steve Garizio                   25,000

Nelson Fielding                 25,000

Robert Fuller                   25,000

Linda Coursen                   25,000

Scott Johnston                  25,000

Todd Rach                       25,000

Jean McCormick                  25,000